Exhibit 3.02

ARTICLES OF AMENDMENT

 TO THE ARTICLES OF INCORPORATION

 OF

 GLOBALTEL IP, INC.

===================================================================

1.

The name of the corporation is GlobalTel IP, Inc. (the “Corporation”).

2.

ARTICLE FIRST of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

The name of the Corporation is Cleartronic, Inc.

3.

ARTICLE SECOND of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

The aggregate number of shares which the Corporation shall have authority to issue is 750,000,000 shares of common stock, $.001 par value.

4.

The foregoing amendments were adopted on May 7, 2008.

5.

The amendments were adopted by the written consent of shareholders pursuant to the provisions of Section 607.0704 of the Florida Business Corporation Act. The number of shares as to which such consent related was sufficient for approval.

IN WITNESS WHEREOF, the undersigned President has executed these Articles of Amendment on the 7th day of May, 2008.

/s/ Larry M. Reid

Larry M. Reid, President